UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 8/17/2009

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2009, Dynavax Technologies Corporation (“Dynavax”) entered into an equity distribution agreement (the “Agreement”) with Wedbush Morgan Securities, Inc. (“Wedbush”) under which we may, from time to time, offer and sell our common stock having aggregate sales proceeds of up to $15,000,000 through Wedbush, or to Wedbush, for resale. Sales of our common stock through Wedbush, if any, will be made by means of ordinary brokers’ transactions on The NASDAQ Capital Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed upon by us and Wedbush. Wedbush will use commercially reasonable efforts to sell our common stock from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). We will pay Wedbush a commission, or allow a discount, as the case may be, in each case equal to 4.0% of the gross sales proceeds of any common stock sold through Wedbush as agent under the Agreement. We have also agreed to reimburse Wedbush for certain expenses up to an aggregate of $125,000.

Under the terms of the Agreement, we also may sell our common stock to Wedbush, as principal for its own account, at a price to be agreed upon at the time of sale.

The Agreement also confirms the terms of the engagement letter entered into with Wedbush on August 10, 2009, with a term of six months from the date thereof (the “Term”). In the event that we enter into or announce an at-the-market offering with another sales agent during the three-month period subsequent to the termination or expiration of the Term, we are obligated to pay Wedbush an amount equal to 4.0% of the gross sales proceeds of any securities sold pursuant to such equity distribution agreement; provided such termination is not due to Wedbush’s failure to perform under the engagement letter.

The Agreement is filed as Exhibit 10.43 to this report, and the description of the Agreement is qualified in its entirety by reference to such exhibit. This report also incorporates by reference the Agreement into the shelf registration statement on Form S-3 (File No. 333-137608) previously filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.43	Equity Distribution Agreement, dated August 17, 2009, between Dynavax Technologies Corporation and Wedbush Morgan Securities, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVAX TECHNOLOGIES CORPORATION

Date: August 17, 2009	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President